SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 1, 2010

South Dakota Soybean Processors, LLC
(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 647-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     On November 1, 2010, South Dakota Soybean Processors, LLC announced the appointment and promotion of Mark Hyde, age 37, to the position of chief financial officer. The position of chief financial officer had been vacant since February 2007. Since 2003, Mr. Hyde has served as the corporate controller of South Dakota Soybean Processors, responsible for all financial, accounting and reporting obligations of the company. Prior to 2003, he was employed as a Senior Associate with Eide Bailly LLP, in Sioux Falls, South Dakota. He graduated from the University of South Dakota with a B.S. in Business Administration and from the University of Denver with a Masters of Accounting. He is and will remain an at-will employee of the company. His salary will remain at $98,000 per year, and he will continue to participate in the company’s profit-based incentive plan and benefit programs on the same terms and conditions as all other employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: November 2, 2010	/s/ Rodney Christianson
Rodney Christianson, Chief Executive Officer